UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2003

CORRECTIONS CORPORATION OF AMERICA

(Exact name of registrant as specified in its charter)

Maryland	001-16109	62-1763875

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Burton Hills Boulevard, Nashville, Tennessee (Address of principal executive offices)	37215 (Zip Code)

Registrant’s telephone number, including area code: (615) 263-3000

Not applicable

(Former name or former address, if changed since last report)

SIGNATURES
EXHIBIT INDEX
EX-99.1 PRESS RELEASE

Item 7. Financial Statements and Exhibits.

(c)  Exhibits

     99.1 Press Release dated July 30, 2003.

Item 9. Regulation FD Disclosure.

     Corrections Corporation of America today announced the pricing of its offering of $200 million aggregate principal amount of 7 1/2% senior notes due 2011 to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933. The announcement is set forth in the press release attached hereto as Exhibit 99.1.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORRECTIONS CORPORATION OF AMERICA

Date: July 30, 2003	By: Name: Title:	/s/ David M. Garfinkle David M. Garfinkle Vice President, Finance

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated July 30, 2003.

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